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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-8) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated October 27, 2003, with respect to the consolidated financial statements and schedule of Rock-Tenn Company included in its Annual Report (Form 10-K) for the year ended September 30, 2003, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Atlanta, Georgia
February 27, 2004